UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2005

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(Date of earliest event reported)

ROYCE BIOMEDICAL, INC.

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(Exact name of registrant as specified in its charter)

            Nevada                   000-29895                98-0206542

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

433 Town Center Suite 316

Corte Madera, CA 94925

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(Address of principal offices, including Zip Code)

(415) 738-8887

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(Registrant's telephone number, including area code)

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(Former name or Former Address, if Changed Since Last Report)

During the year ended June 30, 1997, the Company issued shares to a number of investors in British   Columbia, Canada at CDN $2.00.  Pursuant to the British Columbia Securities Act, an Offering Memorandum should have accompanied the issuance of these shares.  As this did not occur, the shareholders were offered the opportunity to rescind the purchase of the shares for a refund of the entire price. Requests from shareholders to rescind 14,250 common shares were received within the required time limit.  The Company is required to refund an aggregate amount of $20,357 to these former shareholders (“the Former Shareholders”)

On August 12, 2005, the Company accepted a settlement agreement with  Mr. Richard Short (“Short”), a Former Shareholder, whereby the Company would issue to Short 33,333 shares of the Company’s common stock in lieu of a cash payment to Short of CDN $16,000 (USD$13,333) for the 8,000 shares rescinded by Short in 1997. This settlement was inclusive of Short and the Company and did not include any of the former officers, directors or employees of the Company, as individuals.

Section 3.02. Unregistered Sales of Equity Securities

On August 16, 2005 the Company issued Short 33,333 shares of its common stock, in full settlement of the CDN$16,000 (USD$13,333) owed Short as a Former Shareholder.  These securities were issued pursuant to an exemption from registration provided under Section 4(2) and 4(6) of the Securities Act of 1933. The parties to whom the shares were issued received information concerning the Company. The shares were appropriately restricted. No underwriters were involved in the transactions and no commissions were paid.

Item 6.01. Exhibits and Reports on Form 8-K

(a)   Exhibits

10.30

Settlement agreement with Richard Short

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Royce Biomedical, Inc.

By: /s/ Joseph C. Sienkiewicz

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    Joseph C. Sienkiewicz, Secretary

Date:  August 16, 2005